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                  SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

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                              FORM 8-K


            Current Report Pursuant to Section 13 or 15(d)
               of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):             October 4, 1996

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                            MONTEREY PASTA COMPANY
                (Exact Name of Registrant as Specified in Charter)

        DELAWARE                    0-22534-LA                77-0227341
(State or Other Jurisdiction   (Commission File Number)       IRS Employer
    of Incorporation)                                     Identification Number)


                        353 Sacramento Street, Suite 500
                            San Francisco, CA 94111
                     (Address of Principal Executive Offices)


             Registrant's telephone number, including area code: (415) 397-7782

                                Not Applicable
                (Former Name or Former Address, if Changed Since Last Report)

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ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS



                                  [LETTERHEAD]

For Immediate Release                                   Contact: Michelle Morgan
October 4, 1996                                                   (415) 781-1545




                        DEAN RESIGNS AS PRESIDENT AND CEO
                            OF MONTEREY PASTA COMPANY


SAN FRANCISCO, October 4, 1996 - At a special board meeting held today, the Monterey Pasta Company Board of Directors accepted the resignation of Norman "Ned" Dean, President and CEO. The Board of Directors also accepted the resignation of three Board members, Christopher Gillam, Paul Miller and Mike Moone, Dean's former associates while at Nestle Beverage Company.

The Board appointed Marshall Stevens, Senior Vice President, interim-President while a search for a new President and CEO is completed. A search firm will be employed to assist with the search process.

Stevens will report to a three member Operating Committee of the Board which will be chaired by Charles Bonner, a Board Member and President of Pacific Resources Company of Fresno, California.

"The company is clearly committed to increasing its rate of growth and achieving profitability," says Bonner. "We have a great line of premium products and an experienced team. In our search for a new president, we will focus on hiring someone that will add value to both."

Founded in 1987 and based in San Francisco, Monterey Pasta Company (Nasdaq:PSTA) produces over 30 non-traditional varieties of premium quality, refrigerated pastas and sauces. The products are distributed to over 6,000 grocery and club stores in the United States and Canada. Monterey Pasta Company now holds the third largest share of the refrigerated pasta and sauce market. For the month of August, Monterey Pasta Company's national market share rose to 8.6% for both its pastas and sauces.

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ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS


NORMAN E. DEAN
167 SAN MARIN DRIVE #228
NOVATO, CA 94945




October 15, 1996




Charles Bonner, Chairman
Monterey Pasta Company
353 Sacramento Street
San Francisco, CA 94111




Gentlemen:

As you know, there have been several recent news articles stating that I, Michael Moone, Chris Gillam and Paul Miller were forced to resign from the Monterey Pasta Company or were otherwise "forced out." This characterization does not accurately describe the events which precipitated our resignations at the special Board meeting on October 4, 1995. The purpose of this letter is to state the reasons for our resignations clearly and accurately.

Prior to the special Board meeting on October 4, I notified each Board member in writing that I believed that the meeting was ill-advised since it was called on short notice and management did not have the opportunity to finish third quarter results and had not received the results of recent inquiries regarding financing. As I stated to the Board, this information would have been available by October 11. This position was reiterated at the beginning of the October 4 special Board meeting and, indeed, several of the Board members stated their views that the meeting should be continued until such information became available.
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However, it became apparent to me and to the other Board members who resigned that a majority of the Board had a different agenda not just for the meeting but for the Company. The successful turn around of the Company depended on the continued cooperation and support of the Board or a change in its composition. When I realized that the "old guard" was unwilling to step aside as it had previously promised, I immediately resigned; Messrs, Moone, Gillam and Miller immediately joined me in doing so. We were not forced to do so by anything other than the knowledge that our vision for the Company's success would be severely crippled by the Board's unwillingness to change.

I hereby request that this letter be disclosed in compliance with the requirements of the Securities Exchange Act of 1934, as amended and that all future announcements by the Company regarding this matter accurately reflect the facts as herein stated.


Sincerely,

/s/ Norman E. Dean
Norman E. Dean

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                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    MONTEREY PASTA COMPANY
                                    (Registrant)

Date: October 17, 1996             By: /s/ Stephen J. Kennedy
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                                      Stephen J. Kennedy
                                      Vice President and Chief Financial
                                      Officer